                           SCHEDULE 14A INFORMATION


          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Confidential, for Use of the
                                               Commission Only (as Permitted by
[X]  Definitive Proxy Statement                Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                                 GAINSCO, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                                 GAINSCO, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:


Notes:

                                 GAINSCO, INC.
                              500 Commerce Street
                           Fort Worth, Texas  76102

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MAY 24, 2001

TO THE SHAREHOLDERS:

     The Annual Meeting of the Shareholders of GAINSCO, INC. will be held in the Presidents Room at the City Club, 4th Floor, 301 Commerce Street, Fort Worth, Texas 76102, on May 24, 2001, at 9:00 a.m. (Fort Worth time) for the following purposes:

     1.   To elect a Board of Directors consisting of eight persons.

     2. To approve the appointment of KPMG LLP as independent auditors for the current fiscal year.

     3. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

     Only shareholders of record as of the close of business on April 20, 2001, will be entitled to notice of or to vote at this meeting or any adjournment or adjournments thereof. A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 2000, is being mailed to shareholders of record at the record date concurrently with the mailing of this Proxy Statement.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE EITHER COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY OR VOTE YOUR SHARES BY USING THE INTERNET OR TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED ON THE ENCLOSED FORM OF PROXY TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS PROVIDED IN THE EVENT YOU CHOOSE TO MAIL YOUR PROXY. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                        By Order of the Board of Directors


                                        Sam Rosen,
                                        Secretary

Fort Worth, Texas
April 26, 2001

                                 GAINSCO, INC.
                              500 Commerce Street
                           Fort Worth, Texas  76102

                                PROXY STATEMENT


                                    For The

                        ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on May 24, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of GAINSCO, INC. (the "Company") for use in connection with the Annual Meeting of the Shareholders of the Company (the "Meeting") to be held in the Presidents Room at the City Club, 4th Floor, 301 Commerce Street, Fort Worth, Texas 76102, on May 24, 2001, at 9:00 a.m. (Fort Worth Time) and at any adjournment thereof. This Proxy Statement and the form of proxy were first mailed to security holders on or about April 26, 2001.

     The cost of soliciting proxies is being paid by the Company. In addition to the mails, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is also contemplated that, for a fee of approximately $5,000 plus certain expenses, additional solicitation will be made by personal interview, telephone or other appropriate means under direction of Morrow & Co., Inc., 445 Park Avenue, New York, NY 10022-4799.

     If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in the manner specified. If no specification is made in the proxy, then the shares shall be voted in favor of the recommendations of the Board. A proxy may be revoked by a shareholder at any time prior to the actual exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by attending the Meeting and voting in person. However, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must obtain from the recordholder a proxy issued in your name.


                       RECORD DATE AND VOTING SECURITIES

     Only holders of record as of the close of business on April 20, 2001 (the "Record Date") of shares of the Company's common stock, par value $.10 per share ("Common Stock"), and Series A Convertible Preferred Stock ("Series A Preferred Stock") will be entitled to vote on matters presented at the Meeting. Goff Moore Strategic Partners, L.P., a Texas limited partnership ("GMSP"), holds all of the outstanding Series A Preferred Stock.

     Each share of the Company's Series B Convertible Redeemable Preferred Stock ("Series B Preferred Stock") is entitled to vote on each matter on which the Common Stock may vote and is entitled to one vote per share of Common Stock into which it is convertible on the Record Date. Although 3,000 shares of the Series B Preferred Stock were outstanding on the Record Date, the Series B Preferred Stock will not become convertible into Common Stock until July 1, 2001, and therefore is not entitled to vote at the Meeting. ING Pilgrim Capital

Corporation, LLC, an assignee of Robert W. Stallings in connection with a plan for his benefit, holds all of the outstanding Series B Preferred Stock.

     Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter to come before the Meeting. Each share of Series A Preferred Stock is entitled to vote on each matter on which the Common Stock may vote and is entitled to one vote per share of Common Stock into which it is convertible on the Record Date. The Common Stock and the Series A Preferred Stock vote as a single class on all matters expected to come before the Meeting.

     On the Record Date there were outstanding 21,169,736 shares of Common Stock and 31,620 shares of Series A Preferred Stock, which shares of Series A Preferred Stock were convertible into an aggregate of 6,200,000 shares of Common Stock. Together these shares constituted all of the outstanding shares entitled to vote at the meeting (collectively, the "Voting Stock"). References herein to numbers of shares of Voting Stock are references to the combined number of shares of Common Stock outstanding on the Record Date and the number of shares of Common Stock then issuable upon conversion of the Series A Preferred Stock.

     A majority of the shares of Voting Stock outstanding on the Record Date constitutes a quorum. Cumulative voting is not permitted.

     Directors are elected by plurality vote and, therefore, the eight nominees receiving the highest number of affirmative votes shall be elected as directors provided a quorum is present. All shares of Voting Stock represented at the Meeting in person or by proxy are counted in determining the presence of a quorum, but only the affirmative vote of the holders of a majority of the shares voting "FOR" or "AGAINST" any matter other than the election of directors is required for its approval. Abstentions and broker non-votes are not counted and will be treated as shares not entitled to vote.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 1, 2001, the number of shares of Common Stock beneficially owned (as defined by the rules of the Securities and Exchange Commission (the "SEC")) by (i) each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each of the other Named Executive Officers (defined below) for the year ended December 31, 2000, and (iv) all of the executive officers of the Company as a group.

                                                                              Amount and Nature of Beneficial Ownership (1)
                                                                              --------------------------------------------
                                                                                  Number                    Percent of
Name of Beneficial Owner                                                       of Shares (2)              Voting Stock (3)
------------------------                                                       ------------               ---------------
Goff Moore Strategic Partners, L.P., John C. Goff and J. Randall Chappel         7,322,800 (4)                  26.7%
Zesiger Capital Group LLC                                                        2,234,000 (5)                   8.2%
Dimensional Fund Advisors Inc.                                                   1,700,653 (6)                   6.2%
Michael W. Cook Asset Management, Inc.                                           1,535,700 (7)                   5.6%
Glenn W. Anderson                                                                  715,099 (8)                   2.6%
Joel C. Puckett                                                                    505,221 (9)                   1.8%
Sam Rosen                                                                          251,297 (10)                    *
Daniel J. Coots                                                                    102,903 (11)                    *
John H. Williams                                                                    70,962 (12)                    *
Richard M. Buxton                                                                   61,947 (13)                    *
Harden H. Wiedemann                                                                 60,220 (14)                    *
McRae B. Johnston                                                                   45,480 (15)                    *
Stephen L. Porcelli                                                                 20,000 (16)                    *
Robert W. Stallings                                                                      0 (17)                    *
Directors and executive officers as a group (17 persons)                         9,363,574 (18)                 32.8%
---------------------------
* Less than 1%



(1) On April 1, 2001, there were outstanding 21,169,736 shares of Common Stock and 31,620 shares of Series A Preferred Stock. The shares of Series A Preferred Stock were convertible into an aggregate of 6,200,000 shares of Common Stock and were held entirely by GMSP. Each share of Series A Preferred Stock is entitled to vote on each matter on which the Common Stock may vote and is entitled to one vote per share of Common Stock into which it is convertible. Together these shares constituted all of the Voting Stock. On April 1, 2001, there were 27,369,736 shares of Voting Stock outstanding. The Series B Preferred Stock will not be entitled to vote on matters submitted to the holders of the Common Stock until July 1, 2001, and from and after July 1, 2001, each share of Series B Preferred Stock will be entitled to one vote per share of Common Stock into which it is then convertible.

(2) Each person named below has the sole investment and voting power with respect to all shares of Voting Stock shown as beneficially owned by the person, except as otherwise indicated below. Under applicable SEC rules, a person is deemed the "beneficial owner" of a security with regard to which the person, directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or
     (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the persons' economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days (x) through the exercise of any option or warrant or
     (y) through the conversion of another security.

(3) In determining the Percent of Voting Stock owned by a person (a) the numerator is the number of shares of Common Stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 27,369,736 aggregate of the 21,169,736 shares of Common Stock outstanding on April 20, 2001 and the 6,200,000 shares of Common Stock then issuable upon conversion of the Series A Preferred Stock and (ii) any shares of Common Stock which the person has the right to acquire within sixty days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities, including the 3,100,000 shares issuable upon exercise of the GMSP Warrants and the 1,050,000 shares issuable upon the exercise of the warrant issued to Robert W. Stallings, each of which become exercisable on July 1, 2001, and the 1,333,333 shares which may be issued upon the conversion of the Series B Preferred Stock, which becomes convertible on July 1, 2001. See "Election of Directors - Certain Transactions."

(4) Includes (a) 6,200,000 shares of Common Stock which GMSP may acquire upon conversion of 31,620 shares of the Series A Preferred Stock, (b) 1,064,000 shares of Common Stock beneficially owned by GMSP, (c) 42,000 shares of Common Stock that Mr. Goff has the right to acquire within 60 days through exercise of options granted under the Company's 1995 Stock Option Plan ("1995 Option Plan"), and (d) 16,800 shares of Common Stock that Mr. Chappel has the right to acquire within 60 days through exercise of options granted under the 1995 Option Plan; excludes 3,100,000 shares of Common Stock issuable upon exercise of the GMSP Warrants which become exercisable on July 1, 2001. The shares of Common Stock issuable upon exercise of the GMSP Warrants were previously reported as beneficially owned by GMSP because they were presently exercisable until the exercise dates were amended on March 23, 2001. See "Election of Directors - Certain Transactions - Transactions with Goff Moore Strategic Partners, L.P." for more information regarding the transaction pursuant to which the amendments were made. Mr. Goff may be deemed the beneficial owner of the shares of Common Stock beneficially owned by GMSP because he is a Managing Principal of GMSP, is the owner of 82.3% of the limited partner interests in the limited partnership that is the managing general partner of GMSP and 100% of the membership interests in the limited liability company which is its general partner, and is a designee of GMSP on the Board. Mr. Chappel disclaims any beneficial interest in the shares of Common Stock beneficially owned by GMSP and Mr. Goff, and is associated with those shares only because he is a principal of GMSP and one of its designees on the Board. The address of GMSP is 777 Main Street, Suite 2250, Fort Worth, Texas 76102.

(5) Based on information set forth in a Schedule 13G/A, dated March 6, 2001, these shares were reported to be beneficially owned by Zesiger Capital Group LLC ("Zesiger"), 320 Park Avenue, 30th Floor, New

     York, New York 10022. Zesiger reported beneficial ownership of these shares with sole voting power as to 1,737,000 shares and sole dispositive power as to all 2,234,000 shares. All such shares are held in discretionary accounts which Zesiger manages, and Zesiger disclaims beneficial ownership of such shares.

(6) Based on information set forth in a Schedule 13G, dated February 2, 2001, these shares were reported, as of December 31, 2000, to be beneficially owned by Dimensional Fund Advisors Inc. ("Dimensional"), 1299 Ocean Avenue, 11th Floor, Santa Monica, California. Dimensional reported beneficial ownership of these shares with sole voting and dispositive power, but disclaims any beneficial ownership of these shares.

(7) Based on information set forth in a Schedule 13G, dated February 13, 2001, these shares were reported, as of December 31, 2000, to be beneficially owned by Michael W. Cook Asset Management, Inc. d/b/a Cook Mayer Taylor ("Cook"), 5170 Sanderlin Avenue, Suite 200, Memphis, Tennessee 38117. Cook reported beneficial ownership of these shares with sole voting and dispositive power.

(8) Includes 599,710 shares of Common Stock that Mr. Anderson has the right to acquire within 60 days through the exercise of options granted pursuant to his Employment Agreement with the Company and the Company's 1998 Long-Term Incentive Plan ("1998 Incentive Plan"), and 3,889 shares of Common Stock held by the Company's 401(k) Plan ("401(k) Plan") for the account of Mr. Anderson as beneficiary; excludes options covering 210,000 shares granted to Mr. Anderson under the 1998 Incentive Plan which are not exercisable within 60 days.

(9) Includes 51,927 shares of Common Stock held by the Joel Puckett Self-Employed Retirement Trust and 92,400 shares of Common Stock that Mr. Puckett has the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan and 1998 Incentive Plan.

(10) Includes 3,163 shares of an IRA for Mr. Rosen's wife. Mr. Rosen disclaims beneficial ownership of those shares. Also includes 35,065 shares held for the benefit of Mr. Rosen by the Shannon, Gracey, Ratliff & Miller, L.L.P. Profit Sharing Plan, 3,163 shares of Common Stock held by Mr. Rosen's IRA and 92,400 shares of Common Stock that Mr. Rosen has the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan and 1998 Incentive Plan. Mr. Rosen is a partner in the law firm of Shannon, Gracey, Ratliff & Miller, L.L.P.

(11) Includes 41,768 shares of Common Stock held by the 401(k) Plan for the account of Mr. Coots as beneficiary and 41,135 shares of Common Stock that Mr. Coots has the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan and 1998 Incentive Plan.

(12) Includes 50,400 shares of Common Stock that Mr. Williams has the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan and 1998 Incentive Plan.

(13) Includes 5,183 shares of Common Stock held by the 401(k) Plan for the account of Mr. Buxton as beneficiary and 41,764 shares of Common Stock that Mr. Buxton has the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan and 1998 Incentive Plan.

(14) Includes 58,800 shares of Common Stock that Mr. Wiedemann has the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan and 1998 Incentive Plan.

(15) Includes 4,480 shares of Common Stock that Mr. Johnston has the right to acquire within 60 days through the exercise of options granted under the 1998 Incentive Plan.

(16) Includes 15,000 shares of Common Stock that Mr. Porcelli has the right to acquire within 60 days through the exercise of options granted under the 1998 Incentive Plan.

(17) Excludes (a) a maximum of 1,333,333 shares of Common Stock which ING Pilgrim Capital Corporation, LLC, an assignee of Mr. Stallings in connection with a plan for his benefit, may acquire as of July 1, 2001 upon conversion of 3,000 shares of Series B Preferred Stock; and (b) 1,050,000 shares of Common Stock issuable upon exercise of a warrant to purchase shares of Common Stock which becomes exercisable on July 1, 2001. See "Election of Directors - Certain Transactions - Transaction with Robert W. Stallings" for more information regarding the Series B Preferred Stock and warrant.

(18) Includes (a) 72,167 shares of Common Stock held by the 401(k) Plan for the account of executive officers, (b) 1,170,201 shares of Common Stock that directors and executive officers of the Company have the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan and 1998 Incentive Plan and pursuant to Mr. Anderson's Employment Agreement with the Company, (c) 6,200,000 shares of Common Stock which GMSP may acquire upon conversion of 31,620 shares of the Series A Preferred Stock, and (d) 1,064,000 shares of Common Stock that GMSP has advised the Company are beneficially owned by GMSP, of which Mr. Goff is a managing principal and Mr. Chappel is a principal.

                             ELECTION OF DIRECTORS
                               (Proposal No. 1)

Nominees

     In accordance with the Bylaws of the Company, the Board has fixed eight as the number of directors and has nominated the following eight candidates for election as directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. Each candidate is currently serving as a director and is currently serving on the Board committees indicated in the following list.


                                               Director
Name                                 Age         Since
----                                 ---         -----
Glenn W. Anderson (3)(4)(5)           48         1998      Mr. Anderson has served as President and Chief
                                                           Executive Officer of the Company since April 17,
                                                           1998.  Prior to joining the Company, Mr. Anderson
                                                           served as Executive Vice President of USF&G
                                                           Corporation and as President of the Commercial
                                                           Insurance Group of United States Fidelity & Guaranty
                                                           Company, positions which he held since 1996.  From
                                                           1995 to 1996 he served as Executive Vice President,
                                                           Commercial Lines of that company.  Mr. Anderson
                                                           served from 1993 to 1995 as Senior Vice President,
                                                           Commercial Lines Middle Market, for USF&G
                                                           Corporation.  Mr. Anderson has been engaged in the
                                                           property and casualty business since 1975.

J. Randall Chappel                    33         1999      Mr. Chappel is a principal of GMSP, and  has been
                                                           associated with Richard E. Rainwater and his
                                                           affiliated companies since 1987.  Mr. Chappel
                                                           participated in the purchase of properties that led
                                                           to the creation of Crescent Real Estate Equities,
                                                           Inc. ("Crescent") (NYSE - CEI), as well as other
                                                           significant Rainwater investments.  Mr. Chappel has
                                                           been active in the formation of G2 Opportunity Fund
                                                           LP and various other GMSP investments.  Mr. Chappel
                                                           serves as a director of OpenConnect Systems, a
                                                           Dallas-based technology company.



                                               Director
Name                                 Age         Since
----                                 ---         -----
John C. Goff (3)                      44         1997      Mr. Goff is Chief Executive Officer and Vice
                                                           Chairman of the Board of Crescent (NYSE - CEI) and
                                                           is Managing Principal of GMSP.  From 1987 to April
                                                           1994, Mr. Goff served as a senior investment advisor
                                                           to and investor with Richard E. Rainwater.
                                                           Beginning in 1990, Mr. Goff was responsible for the
                                                           development of Mr. Rainwater's real estate business,
                                                           including the initial public offering of Crescent in
                                                           May 1994.  From inception through late 1996 he
                                                           served as Chief Executive Officer of Crescent and
                                                           since late 1996 he has served as Vice Chairman of
                                                           the Board of Crescent.  During June 1999, Mr. Goff
                                                           resumed his role as Chief Executive Officer of
                                                           Crescent.  Mr. Goff is also President, Chief
                                                           Executive Officer and Vice Chairman of the Board of
                                                           Crescent Operating, Inc., an investment company
                                                           (NASDAQ - COPI), which was spun off from Crescent in
                                                           1997, and is a director of Texas Capital Bancshares,
                                                           Inc., a Dallas based bank holding company, and The
                                                           Staubach Company, a Dallas based real estate
                                                           brokerage firm.

Joel C. Puckett (1)(3)(5)(6)          57         1979      Mr. Puckett has served as Chairman of the Board
                                                           since April, 1998.  Mr. Puckett is a certified
                                                           public accountant with offices located in
                                                           Minneapolis, Minnesota.  Mr. Puckett has been
                                                           engaged in the private practice of accounting since
                                                           1973.

Sam Rosen (2)                         65         1983      Mr. Rosen has served as the Secretary of the Company
                                                           since 1983.  Mr. Rosen is a partner with the law
                                                           firm of Shannon, Gracey, Ratliff & Miller, L.L.P.
                                                           He has been a partner in that firm or its
                                                           predecessor since 1966.  Mr. Rosen is a director of
                                                           AZZ incorporated (NYSE - AZZ).

Robert W. Stallings                   51         2001      Mr. Stallings is non-executive Vice Chairman of the
                                                           Board.  He is the recently retired Chairman and
                                                           founder of ING Pilgrim Capital Corporation, a $20
                                                           billion asset management firm which was acquired by
                                                           ING Group in September 2000 and with which he had
                                                           been associated since 1991.



                                               Director
Name                                 Age         Since
----                                 ---         -----
Harden H. Wiedemann (1)(2)(6)         46         1989      Mr. Wiedemann has been a consultant to numerous
                                                           companies in the Dallas, Texas area since January
                                                           2001.  Prior to such time, Mr. Wiedemann was
                                                           Chairman and Chief Executive Officer of Assurance
                                                           Medical, Incorporated, a company providing
                                                           independent oversight of drug testing, with which he
                                                           had been associated since 1991.

John H. Williams (1)(2)(3)(5)(6)      65         1990      Mr. Williams served until his retirement on July 31,
                                                           1999, as a Senior Vice President, Investments, with
                                                           Everen Securities, Inc. and had been a principal of
                                                           that firm or its predecessors since May 1987.  Prior
                                                           to that time, Mr. Williams was associated with
                                                           Thomson McKinnon Securities, Inc. and its
                                                           predecessors from 1967.  Mr. Williams is currently
                                                           managing his personal investments, and is a director
                                                           of Clear Channel Communications, Inc. (NYSE - CCU).
-------------------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Executive Committee.
(4)  Member of the 401(k) Plan Investment Committee.
(5)  Member of the Investment Committee.
(6)  Member of the Nominating Committee.



     All of the nominees have expressed their willingness to serve, but if because of circumstances not contemplated one or more of the nominees is not available for election, the proxy holders named in the enclosed proxy form intend to vote for such other person or persons as the Board may nominate. No family relationship exists among the directors, executive officers or nominees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE EIGHT PERSONS NOMINATED BY MANAGEMENT.

Organization of the Board; Meetings

     The Company has an Audit Committee, a Compensation Committee, an Executive Committee, a 401(k) Plan Investment Committee, an Investment Committee and a Nominating Committee.

     Audit Committee. The Audit Committee's functions are set forth in the Audit Committee Charter, which the Board adopted on February 24, 2000 in accordance with the rules of the New York Stock Exchange. The Audit Committee's functions include evaluating, and recommending to the Board the engagement of, the Company's independent certified public accountants, reviewing the results of their auditing findings, and monitoring on a periodic basis the internal controls of the Company. The Audit Committee currently consists of Joel C. Puckett, Chairman, Harden H. Wiedemann and John H. Williams. Robert J. McGee, Jr. also served on the Audit Committee until his resignation from the Board effective December 31, 2000. These members are independent as defined in applicable New York Stock Exchange rules. The Audit Committee had six (6) meetings during 2000.

     Compensation Committee. The Compensation Committee establishes the compensation of officers of the Company, administers the 1995 Stock Option Plan ("1995 Option Plan") and the 1998 Long-Term Incentive Plan ("1998 Incentive Plan"), prepares recommendations to the Board on the adoption of stock option and other incentive plans, and grants stock options. The Compensation Committee currently consists of John H. Williams, Chairman, Sam Rosen and Harden H. Wiedemann. Robert J. McGee, Jr. served on the Compensation Committee throughout 2000, and was replaced by Mr. Rosen on December 31, 2000. The Compensation Committee had four (4) meetings during 2000.

     Executive Committee. The Executive Committee, during intervals between meetings of the Board, has the authority to exercise all of the powers of the full Board over all matters other than certain extraordinary corporate matters and those matters coming specifically within the purview of other committees of the Board. The Executive Committee is composed of Glenn W. Anderson, Chairman, John C. Goff, Joel C. Puckett and John H. Williams. The Executive Committee had one (1) meeting in 2000.

     401(k) Plan Investment Committee. The 401(k) Plan Investment Committee's functions include overseeing and administering the affairs of the Company's 401(k) Plan ("401(k) Plan"). The 401(k) Plan Investment Committee is composed of Glenn W. Anderson, Chairman, and Daniel J. Coots. The 401(k) Plan Investment Committee had one (1) meeting in 2000.

     Investment Committee. The Investment Committee's functions include, when applicable, review of the management of the Company's portfolio of investment securities. Pursuant to certain Investment Management Agreements, GMSP manages the investment portfolios of the Company and its insurance company subsidiaries. See "Certain Transactions - Transactions with Goff Moore Strategic Partners, L.P." The Investment Committee prescribes the investment policies to be followed under these investment management agreements and specifically approves any investments to be made in situations where GMSP is an interested party. The Investment Committee currently consists of John H. Williams, Chairman, Glenn W. Anderson, Daniel J. Coots and Joel C. Puckett. Robert J. McGee, Jr. served on the Investment Committee until his resignation from the Board effective December 31, 2000. John H. Williams became a member of the Investment Committee and its Chairman effective with Mr. McGee's resignation. The Investment Committee had five (5) meetings in 2000.

     Nominating Committee. The function of the Nominating Committee is to consider individuals to recommend to the Board for inclusion among management's nominees. The Nominating Committee will consider director candidates recommended by shareholders if the name and qualifications of the candidates are timely presented to the Chairman of the Committee. The Nominating Committee currently consists of Joel C. Puckett, Chairman, Harden H. Wiedemann and John H. Williams. Robert J. McGee, Jr. also served on the Nominating Committee until his resignation from the Board effective December 31, 2000. The Nominating Committee had one (1) meeting in 2000.

     Full Board of Directors. During 2000, there were a total of five (5) meetings of the Board. During that year, all of the Company's directors attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which they served. During 2000, there were six (6) meetings of the Audit Committee, four (4) meetings of the Compensation Committee, one (1) meeting of the Executive Committee, one (1) meeting of the 401(k) Plan Investment Committee, five (5) meetings of the Investment Committee, and one (1) meeting of the Nominating Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the Section 16(a) reports filed pursuant to events occurring in fiscal year 2000 furnished to it, the Company believes the persons who were required to file Section 16(a) reports in respect to their Section 16(a) ownership of Common Stock have filed on a timely basis all Section 16(a) reports required to be filed by them.

Certain Transactions

     Glenn W. Anderson Employment Agreement

     On April 17, 1998, Mr. Anderson assumed the position of President and Chief Executive Officer of the Company under an employment agreement (the "Anderson Employment Agreement") negotiated between Mr. Anderson and the outside directors prior to his agreeing to join the Company. The Anderson Employment Agreement provided that Mr. Anderson was to receive an annual base salary of $340,000 (of which $238,436 was accrued and paid in 1998), a guaranteed first year bonus of $260,000 (of which $195,000 was accrued in 1998 and paid in 1999), payment of relocation expenses and various other benefits aggregating $155,397 in 1998, and a non-qualified stock option to purchase 579,710 shares of Common Stock at an exercise price initially fixed at $8.625 per share. The Anderson Employment Agreement provided that, if on any trading day within five business days after the public announcement of the Company's results of operations for the quarter ended June 30, 1998 the last reported sales price for the Common Stock on the New York Stock Exchange was below the initial price, Mr. Anderson's option was to be canceled and replaced with a new option for the same number of shares and with an exercise price equal to the lowest closing price during that five day period. In accordance with those provisions, on July 24, 1998, Mr. Anderson was issued a replacement non-qualified stock option to purchase 579,710 shares of Common Stock for $5.75 per share, subject to typical anti-dilution provisions. The options were fully vested and exercisable upon grant and had a term of five years.

     The Anderson Employment Agreement provided for an initial four year term. On each anniversary of its making, the Anderson Employment Agreement automatically extends for an additional one year period, unless either the Company or Mr. Anderson delivers written notice to the other party at least thirty days prior to the anniversary. The Anderson Employment Agreement permits termination of Mr. Anderson for cause with payment of salary accrued to the date of termination. If Mr. Anderson's employment is terminated without cause, he will be entitled to an amount equal to thirty-six times 150% of his then current monthly rate of base salary. The Company also entered into a change in control agreement with Mr. Anderson in substantially the same form as those entered into with other executive officers of the Company. See "Election of Directors -- Executive Compensation -- Change in Control Agreements" below. If Mr. Anderson is terminated without cause, he will be entitled to the greater of (i) the amount he would be entitled to upon such termination under the Anderson Employment Agreement in the absence of a change in control or (ii) the amount called for by his change in control agreement.

     Lalande Group Acquisition

     On October 23, 1998, the Company completed the acquisition of the Lalande Financial Group, Inc. ("Lalande Group"). The Lalande Group includes National Specialty Lines, Inc. ("NSL") and DLT Insurance Adjusters, Inc. ("DLT"). NSL is a managing general agency that markets nonstandard personal auto insurance through approximately 800 retail agencies in Florida. DLT is an automobile claims adjusting firm that provides claim services on NSL produced business and to outside parties. The purchase price was $18,000,000 in cash paid at closing plus up to an additional $22,000,000 in cash to be paid over approximately five
(5) years contingent upon the operating performance of the Lalande Group. The Company paid $2,000,000 of the operating performance contingency in April 2000, of which $879,200 was paid to McRae B. Johnston. The Company does not expect to make any payments in connection with the operating performance contingency in 2001. Carlos de la Torre and Mr. Johnston entered into employment contracts with the Company upon consummation of the Company's acquisition of the Lalande Group. They shared the major part of the consideration paid for the Lalande Group.

     Transactions with Goff Moore Strategic Partners, L.P.

     1999 GMSP Transaction. On October 4, 1999, the Company sold to GMSP, for an aggregate purchase price of $31,620,000, (i) 31,620 shares of Series A Preferred Stock, which are convertible into 6,200,000 shares of Common Stock, at a conversion price of $5.10 per share (subject to adjustment for certain events), (ii) a five year warrant (the "Series A Warrant") to purchase of 1,550,000 shares of Common Stock, subject to adjustment, at an exercise price of $6.375 per share and (iii) a seven year warrant (the "Series B Warrant") to purchase of 1,550,000 shares of Common Stock, subject to adjustment, at an exercise of $8.50 per share (together, the Series A Warrant and Series B Warrant are referred to herein as the "GMSP Warrants"). At closing, the Company and its insurance company subsidiaries entered into Investment Management Agreements with GMSP pursuant to which GMSP manages their respective investment portfolios and pursuant to which the Company paid GMSP $900,000 in fees during 2000. The Company generally is obligated to re-nominate two directors designated by GMSP for election to the Board so long as GMSP maintains certain specified levels of beneficial ownership of the Company's securities. Wasserstein Perella & Co., Inc. acted as financial advisor to the Company in respect of this transaction (the "1999 GMSP Transaction") and rendered an opinion to the Board that the 1999 GMSP Transaction was fair to the Company from a financial point of view. Completion of the 1999 GMSP Transaction concluded the strategic alternatives review process that the Company initiated in 1998.

     2001 GMSP Transaction. On March 23, 2001, the Company sold 3,000 shares of its newly created Series C Redeemable Preferred Stock ("Series C Preferred Stock") to GMSP for a purchase price of $3,000,000. A special committee (the "Special Committee") of the Board initially approved this transaction (the "2001 GMSP Transaction") on February 26, 2001. On March 21, 2001, the Special Committee made a determination that the consummation of the 2001 GMSP Transaction remained in the best interests of the Company and its shareholders. Keefe, Bruyette & Woods, Inc. ("KBW") acted as financial advisor to the Special Committee in respect of the 2001 GMSP Transaction and rendered an opinion to the Special Committee that the issuance of the Series C Preferred Stock was fair to the Company from a financial point of view.

     The annual dividend rate on the Series C Preferred Stock is 10% during the first three years and 20% thereafter. Unpaid dividends are cumulative and compounded. The Series C Preferred Stock is redeemable at the Company's option after five years and at the option of the majority holders of the Series C Preferred Stock after six years. The Series C Preferred Stock is not convertible into Common Stock.

     Also pursuant to the 2001 GMSP Transaction, the exercise prices of the Series A Warrant and the Series B Warrant issued to GMSP pursuant to the 1999 GMSP Transaction were amended to equal a defined Conversion Price (see below) and 115% of the defined Conversion Price, respectively, and to change the date on which the GMSP Warrants become exercisable to July 1, 2001. Further, the Company is required (subject to certain conditions) to redeem the outstanding shares of its Series A Preferred Stock on January 1, 2006 for an aggregate purchase price equal to $31,620,000 plus the amount of any dividends or other distributions declared and not yet paid thereon as of the date of the redemption. Any Series A Preferred Stock unredeemed for any reason after that date would accrue interest, payable quarterly at a rate equal to eight percent per year with any unpaid interest compounded annually. At closing, the Company paid GMSP a financing fee of $60,000 and reimbursed GMSP for $40,000 of its out-of-pocket expenses incurred in connection with the transaction.

     The agreement with GMSP provides an opportunity to convert the Company's illiquid holding company investments, with a cost of $4,200,000, to cash as follows: the Company could, at its option, require GMSP to purchase from the Company as of November 30, 2002 the illiquid investments for $2,100,000, less any cash received after March 23, 2001 and prior to November 30, 2002 from the investments. GMSP could, at its option, require the Company to sell the illiquid investments to GMSP at any time prior to November 30, 2002 for $4.2 million, less any cash received after March 23, 2001 and prior to November 30, 2002 from the investments.

     Transaction with Robert W. Stallings

     On March 23, 2001, the Company issued, for an aggregate purchase price of $3,000,000, (i) 3,000 shares of its newly created Series B Convertible Redeemable Preferred Stock ("Series B Preferred Stock") to ING Pilgrim Capital Corporation, LLC, an assignee of Mr. Robert W. Stallings in connection with a plan for his benefit, and (ii) a warrant to purchase an aggregate of 1,050,000 shares of Common Stock at the defined Conversion Price to Mr. Stallings. Like the 2001 GMSP Transaction, the Special Committee initially approved this transaction on February 26, 2001 and reaffirmed its determination on March 21, 2001. KBW also acted as financial advisor to the Special Committee in respect of the this transaction and rendered an opinion to the Special Committee that the issuance of the Series B Preferred Stock and warrant was fair to the Company from a financial point of view.

     The annual dividend provisions and the redemption provisions of the Series B Preferred Stock are the same as those for the Series C Preferred Stock. The Series B Preferred Stock is convertible into Common Stock at the Conversion Price defined below. The term of the warrant is five years. At closing, the Company paid Mr. Stallings a financing fee of $60,000 and reimbursed him for $40,000 of his out-of-pocket expenses incurred in connection with the transaction. Mr. Stallings was elected non-executive Vice Chairman of the Board and a director of the Company on March 30, 2001, and the Company generally is obligated to re-nominate him for election to the Board so long as he maintains certain specified levels of beneficial ownership of the Company's securities.

     A defined Conversion Price formula, subject to standard adjustments, will be used to determine the conversion price for the Series B Preferred Stock and to determine the exercise prices for the Stallings warrant and the base for the amended exercise prices of the GMSP Warrants. The Conversion Price will be equal to the lesser of tangible book value per share of Common Stock as of June 30, 2001 or 110% of the average closing price per share of Common Stock for the 30 trading days immediately prior to April 30, 2001. Under no circumstance may the Conversion Price be less than $2.25. Based on the closing prices of the Common Stock through April 20, 2001, the Conversion Price will likely be $2.25 per share, which would make the Series B Preferred Stock convertible into 1,333,333 shares of Common Stock.

     Mr. Stallings also has entered into a Consulting Agreement (the "Consulting Agreement") pursuant to which he is to provide consulting services to the Company's insurance subsidiaries over the next five (5) years. Among other things, Mr. Stallings will provide strategic planning advice, analysis of the subsidiaries' performance in various sectors of their respective businesses and recommendations for growth strategies and opportunities for new markets and products. Mr. Stallings will receive $300,000 per annum for providing such services under the Consulting Agreement.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The individuals named below (the "Named Executives") include the Company's chief executive officer and the other four most highly compensated executive officers of the Company for the fiscal year ending December 31, 2000. Information is provided on an accrual basis for the fiscal years ending on December 31 of the three years shown in the table below.

                          Summary Compensation Table

                                                                       |        Long-Term Compensation         |
                                                                       |---------------------------------------|
                         Annual Compensation                           |         Awards             Payouts    |
-----------------------------------------------------------------------|---------------------------------------|
                                                            Other      |              Securities               |
                                                            Annual     | Restricted   Underlying               |   All Other
        Name and                  Salary       Bonus      Compensa-    |    Stock      Options/       LTIP     |   Compensa-
    Principal Position     Year     ($)         ($)        tion ($)    | Award(s)($)   SARs (#)    Payouts ($) |    tion ($)
    ------------------     ----     ---         ---        --------    | ----------    --------    ----------  |    -------
                                                                       |                                       |
Glenn W. Anderson          2000  340,000           -(1)      8,400(2)  |     -         230,000(3)       -      |      3,493(4)
President and Chief        1999  340,000     240,000(5)      8,400(2)  |     -               -          -      |          -
Executive Officer          1998  238,436(6)  195,000(6)    161,347(7)  |     -         579,710          -      |          -
                                                                       |                                       |
McRae B. Johnston(8)       2000  289,060           -(1)          -     |     -          11,200          -      |      3,444(4)
President-Personal Lines   1999  287,849           -             -     |     -               -          -      |          -
Division                   1998   50,633(9)        -             -     |     -               -          -      |          -
                                                                       |                                       |
Stephen L. Porcelli        2000  178,650           -(1)     18,345(7)  |     -          15,000          -      |      3,493(4)
Senior Vice President-     1999  138,993      33,000             -     |     -          15,000          -      |          -
Specialty Lines Division   1998        -           -             -     |     -               -          -      |          -
                                                                       |                                       |
Richard M. Buxton          2000  169,000           -(1)          -     |     -          19,000          -      |      3,493(4)
Senior Vice President-     1999  158,500      53,000             -     |     -               -          -      |          -
Mergers and Acquisitions,  1998  156,000      54,700             -     |     -          34,164          -      |          -
Investor Relations                                                     |                                       |
                                                                       |                                       |
Daniel J. Coots            2000  155,000           -(1)     75,356(10) |     -          15,000          -      |      3,840(4)
Senior Vice President and  1999  147,500      37,000             -     |     -               -          -      |          -
Chief Financial Officer    1998  140,173      36,500             -     |     -          35,135          -      |          -
                                                                       |                                       |
------------------------------------------------------------------------------------------------------------------------------




(1) Due to financial losses suffered by the Company during the year and the Company's need to conserve its capital, no bonus was paid to any of the Named Executives for the year ended December 31, 2000.

(2)  Amounts principally for automobile allowance.

(3) The grant to Mr. Anderson of an option to purchase 180,000 shares of Common Stock, which shares of Common Stock are included in this figure, was part of an effort to further align his interests with those of the shareholders. The grant of such option to Mr. Anderson followed, and had been conditioned on, his open market purchases of shares of Common Stock in March 2000 for an aggregate purchase price in excess of $500,000.

(4) This amount is comprised of the Company's matching contribution under the 401(k) Plan.

(5) Represents bonus for 1999 of $175,000 and $65,000 out of $260,000 first year bonus provided in the Anderson Employment Agreement described above under "Election of Directors - Certain Transactions - Glenn W. Anderson Employment Agreement."

(6) Represents pro rata portion in 1998 of $340,000 annual salary and $195,000 out of $260,000 first year bonus provided in the Anderson Employment Agreement.

(7)  Amounts paid principally for relocation expenses.

(8) Excludes amounts paid to Mr. Johnston in connection with the acquisition of the Lalande Group by the Company. See "Election of Directors - Certain Transactions -Lalande Group Acquisition."

(9) Mr. Johnston did not become an employee of the Company until the fourth quarter of 1998.

(10) Amount represents dollar value difference between the price paid for shares of Common Stock by Mr. Coots upon exercise of certain options to purchase Common Stock and the fair market value of such Common Stock at the date of purchase. See "Aggregated Option Exercises in the Last Fiscal Year and FY-End Option Values."

                    Options/SAR Grants in Last Fiscal Year

                                                                                                                     Grant Date
                                 Individual Grants                                                                     Value
--------------------------------------------------------------------------------------------------------------------------------
                                      Number of       Percent of Total
                                      Securities        Options/SARs
                                      Underlying         Granted to            Exercise                              Grant Date
                                     Options/SARs      Employees in             or Base                               Present
Name                                  Granted (#)       Fiscal Year           Price ($/Sh)      Expiration Date     Value ($/Sh)
Glenn W. Anderson                       50,000            10.0%                 $  5.50          March 2, 2010          2.68
President and Chief
Executive Officer                      180,000(1)         36.1%                 $  5.6875        March 19, 2010         2.76

McRae B. Johnston                       11,200             2.2%                 $  5.50          March 2, 2010          2.68
President-Personal Lines
Division

Stephen L. Porcelli                     15,000             3.0%                 $  5.50          March 2, 2010          2.68
Senior Vice President-
Specialty Lines Division

Richard M. Buxton                       19,000             3.8%                 $  5.50          March 2, 2010          2.68
Senior Vice President-
Mergers and Acquisitions,
Investor Relations

Daniel J. Coots                         15,000             3.0%                 $  5.50          March 2, 2010          2.68
Senior Vice President and
Chief Financial Officer
---------------------------


(1) The grant of this option for 180,000 shares to Mr. Anderson was part of an effort to further align his interests with those of the shareholders. The grant of the option to Mr. Anderson followed, and had been conditioned on, his open market purchases of shares of Common Stock in March 2000 for an aggregate purchase price in excess of $500,000. This option vests and becomes exercisable in full on March 20, 2005, and terminates in the event that Mr. Anderson reduces his investment in Common Stock to the extent that he owns less than 91,500 of the shares of Common Stock in which he had a direct pecuniary interest on the date of grant.

     On March 3, 2000, options to purchase an aggregate of 308,326 shares of Common Stock for $5.50 per share were granted to officers and employees of the Company under the 1998 Incentive Plan, including as listed in the chart above, of which 40% have already vested and 20% will vest on each of March 3, 2002, 2003 and 2004. On May 25, 2000, options to purchase an aggregate of 33,600 shares of Common Stock for $5.50 per share were granted to non-employee directors of the Company under the 1998 Incentive Plan as follows: Joel C. Puckett, 8,400 shares; Sam Rosen, 8,400 shares; Harden H. Wiedemann, 8,400 shares; and John H. Williams, 8,400 shares. The options expire May 24, 2010 and become vested and exercisable in full on May 25, 2001.

Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table summarizes for each of the Named Executives the number of stock options, if any, exercised during the fiscal year ended December 31, 2000, the aggregate dollar value, if any, realized upon exercise, the total number of unexercised stock options held at December 31, 2000, if any, and the aggregate dollar value of the unexercised options held at December 31, 2000, if any. Value realized upon exercise, if any, is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option. Value of unexercised options at fiscal year-end is the difference between the exercise price of the stock options and the fair market value of the underlying stock at December 31, 2000, the latter of which was $2.625 per share. These values, unlike the amounts, if any, set forth in the column headed "Value Realized," have not been, and may never be, realized. The options have not been, and may not be, exercised. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise. There can be no assurance that the values shown will be realized.

                    AGGREGATED OPTION EXERCISES IN THE LAST
                     FISCAL YEAR AND FY-END OPTION VALUES


                                   Shares                       Number of Securities             Value of Unexercised
                                Acquired on      Value         Underlying Unexercised               In-The-Money
         Name                   Exercise (#)  Realized ($)     Options/SARs at FY-End          Options/SARs at FY-End ($)
         ----                   -----------   -----------      ----------------------          --------------------------

                                                             Exercisable    Unexercisable      Exercisable  Unexercisable
                                                             -----------    -------------      -----------  -------------
Glenn W. Anderson                    -             -          589,710(1)        220,000            -              -
President and Chief
Executive Officer

McRae B. Johnston                    -             -            2,240             8,960            -              -
President-Personal Lines
Division

Stephen L. Porcelli                  -             -            9,000(2)         21,000            -              -
Senior Vice President-
Specialty Lines Division

Richard M. Buxton                    -             -           37,964(3)         15,200            -              -
Senior Vice President-
Mergers and Acquisitions,
Investor Relations

Daniel J. Coots                    41,135       107,863        38,135(4)         12,000            -              -
Senior Vice President and
Chief Financial Officer

-------------------------



(1) Options to purchase 579,710 shares are exercisable at approximately $5.75 per share and options to purchase 10,000 shares are exercisable at approximately $5.50 per share.

(2) Options to purchase 6,000 shares are exercisable at approximately $4.88 per share and options to purchase 3,000 shares are exercisable at approximately $5.50 per share.

(3) Options to purchase 34,164 shares are exercisable at approximately $6.03 per share and options to purchase 3,800 shares are exercisable at approximately $5.50 per share.

(4) Options to purchase 35,135 shares are exercisable at approximately $6.03 per share and options to purchase 3,000 shares are exercisable at approximately $5.50 per share.

                        TEN YEAR OPTIONS/SAR REPRICINGS


                                                                                                                     Length of
                                               Number of                                                             original
                                              underlying        Market price        Exercise                        option term
                                              securities          of stock          price at                         remaining
                                             options/SARs        at time of         time of                          at date of
                                              repriced or       repricing or       repricing or    New exercise      repricing or
Name                              Date        amended (#)       amendment ($)      amendment ($)    price ($)         amendment
----                              ----        ----------        ------------       ------------     ---------         ---------
Glenn W. Anderson               07/24/98       579,710(1)           5.75               8.63            5.75             5 yrs
President and Chief
Executive  Officer

McRae B. Johnston                    -            -                  -                  -               -                 -
President-Personal Lines
Division

Stephen L. Porcelli                  -            -                  -                  -               -                 -
Senior Vice President-
Specialty Lines Division

Richard M. Buxton               07/24/98        34,164              6.03               9.63            6.03          8.44 yrs
Senior Vice President-
Mergers and Acquisitions,
Investor Relations

Daniel J. Coots                 07/24/98        35,135              6.03              10.63            6.03          7.75 yrs
Senior Vice President and
Chief Financial Officer





(1) The actions taken with respect to Mr. Anderson's options were taken pursuant to the Anderson Employment Agreement described above under "Election of Directors - Certain Transactions - Glenn W. Anderson Employment Agreement" and were part of an inducement for him to join the Company.

Employee Benefit Plans

     At December 31, 2000, the Company had two plans under which options could be granted: the 1995 Option Plan and the 1998 Incentive Plan. The 1995 Option Plan was approved by the shareholders on May 10, 1996 and 1,071,000 shares are reserved for issuance under this plan. Options granted under the 1995 Option Plan have a maximum ten year term and are exercisable at the rate of 20% immediately upon grant and 20% on each of the first four anniversaries of the grant date. The 1998 Incentive Plan was approved by the shareholders on July 17, 1998, and the aggregate number of shares of Common Stock that may be issued under the 1998 Incentive Plan is limited to 1,000,000. Under the 1998 Incentive Plan, stock options (including incentive stock options and non-qualified stock options), stock appreciation rights and restricted stock awards may be granted.

     The Company has the 401(k) Plan to help eligible employees build financial security for retirement and to help protect them and their beneficiaries in the event of death or disability. Generally all employees of the Company are eligible to participate in the 401(k) Plan. The Company and the participant both make contributions to the 401(k) Plan. The 401(k) Plan permits employees to direct that their accounts be invested in any of a number of mutual funds, Common Stock or any other publicly traded securities.

Compensation of Directors

     Each director of the Company who is not a full time employee of the Company receives a quarterly retainer and a meeting fee for each in person meeting, plus expenses incurred in attending meetings of the Board. In 2000, each director received $3,000 as a quarterly retainer and $2,000 as a meeting fee. Following the 2000 annual meeting of shareholders, the quarterly retainer increased to $4,000. Directors who are also full time employees of the Company are not separately compensated for their service as a director.

     Joel C. Puckett was appointed non-executive Chairman of the Board of the Company on April 20, 1998. For his services in this capacity, and in lieu of the fees the other outside directors receive, Mr. Puckett receives a monthly fee equivalent to 25% of the monthly base compensation of the Chief Executive Officer or such greater amount as might result from the application of an hourly formula. In 1999 and 2000, Mr. Puckett received $143,083 and $97,750, respectively, for his service as Chairman of the Board. Mr. Puckett is not an officer or employee of the Company.

     Directors have periodically been granted and hold stock options granted under one or more of the Company's 1995 Option Plan and 1998 Incentive Plan. On May 25, 2000, options to purchase an aggregate of 33,600 shares of Common Stock for $5.50 per share were granted to non-employee directors of the Company under the 1998 Incentive Plan as follows: Joel C. Puckett, 8,400 shares; Sam Rosen, 8,400 shares; Harden H. Wiedemann, 8,400 shares; and John H. Williams, 8,400 shares. The options expire May 24, 2010 and become vested and exercisable in full on May 25, 2001. See the preceding tables and "Security Ownership of Certain Beneficial Owners and Management" for more information regarding such grants.

Change in Control Agreements

     Of the Named Executives, Glenn W. Anderson, Richard M. Buxton and Daniel J. Coots (the "Change in Control Executives") have each previously entered into agreements ("Change in Control Agreements") which provide for the payment of benefits if he is actually or "constructively" terminated following a change in control of the Company and are automatically extended for one additional year from each December 31st unless sooner terminated by the Company. No benefits are payable if a Change in Control Executive terminates his own employment other than for "good reason" or is terminated for cause. No benefits beyond those otherwise provided by the Company are provided if a Change in Control Executive's employment terminates by reason of death, disability or retirement.

     If, within two years following a change in control, a Change in Control Executive is terminated by the Company for reasons other than cause, or if the Change in Control Executive terminates employment for "good reason," the Change in Control Executive will be paid a lump sum cash payment in an amount equal to two times the Change in Control Executive's base salary; provided, however, such payment shall not be less than 1.25 times the amount reported on the Change in Control Executive's Form W-2 issued by the Company with respect to the year preceding the date of actual or constructive termination. In the event such payment would not be deductible, in whole or in part, by the Company as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such payment shall be reduced to the extent necessary to make the entire payment deductible. Under the terms of the Anderson Employment Agreement described above under "Election of Directors - Certain Transactions - Glenn W. Anderson Employment Agreement," if Mr. Anderson is terminated without cause, he will be entitled to the greater of (i) the amount he would be entitled to upon such termination under the Anderson Employment Agreement in the absence of a change in control or (ii) the amount called for by his Change in Control Agreement.

     The 1999 GMSP Transaction described under "Election of Directors - Certain Transactions - Transactions with Goff Moore Strategic Partners, L.P." constituted a "change in control of the Company" solely for purposes of those Change in Control Agreements when GMSP became the beneficial owner of 25% or more of the Company's voting securities. However, no payments are due at this time since none of the Change in Control Executives has been terminated by the Company or has terminated his employment for "good reason."

Compensation Committee Interlocks and Insider Participation

     The members of the Company's Compensation Committee are Sam Rosen, Harden
H. Wiedemann, and John H. Williams, Chairman. No executive officer of the Company served as a member of the compensation committee of or as a director of another entity, one of the executive officers of which served either on the Compensation Committee or the Board. No executive officer of the Company served as a member of the compensation committee of, or as a director of, another entity, one of the executive officers of which served either on the Compensation Committee or the Board.

Report of the Compensation Committee on Executive Compensation

     General. The Compensation Committee is composed of the non-employee directors named below. The Compensation Committee, as part of its review and consideration of executive compensation, takes into account, among other things, the following goals: (i) provision of incentives and rewards that will attract and retain highly qualified and productive people; (ii) motivation of employees to high levels of performance; (iii) differentiation of individual pay based on performance; (iv) consideration of external competitiveness and internal equity; and (v) alignment of Company, employee and shareholder interests.

     The principal components of executive compensation are base pay, discretionary bonus, and long-term incentives in the form of stock options. Executive compensation also includes various benefit and retirement programs. Each element has a somewhat different purpose and is considered in the determinations regarding the appropriate form and level of executive compensation, including the compensation of the Chief Executive Officer.

     The financial performance of the Company is also considered in determinations of executive compensation. Due to the losses suffered by the Company discussed in the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000 and the need to conserve capital, no bonuses were paid to any of the Company's executive officers or directors for 2000.

     Chief Executive Compensation. On April 17, 1998, Glenn W. Anderson assumed the position of President and Chief Executive Officer of the Company under the Anderson Employment Agreement described under "Election of Directors - Certain Transactions" which was approved by the unanimous vote of the Board. The terms of Mr. Anderson's employment were based on arms length negotiations prior to Mr. Anderson agreeing to join the Company and the competition for experienced insurance executives qualified for service as President and Chief Executive Officer of the Company. Mr. Anderson did not receive any compensation for 2000 other than pursuant to the Anderson Employment Agreement and the grant on March 20, 2000 of an option to purchase 180,000 shares of Common Stock for $5.6875 per share as part of an effort to further align his interests with those of the shareholders. The grant of the option to Mr. Anderson followed, and had been conditioned on, his open market purchases of shares of Common Stock in March 2000 for an aggregate purchase price in excess of $500,000.

     Other Executives. The need to retain the services of the four most highly paid executive officers other than the Chief Executive Officer, as well as other executives and employees, influenced compensation policies. The compensation of these executives disclosed in the Summary Compensation Table reflects the amounts earned under incentive programs that intended to tie compensation to individual and Company performance during the year with recognition of the effects of the Board's strategic alternatives review process and other transaction issues.

     The policies of the Compensation Committee call for the inclusion in Company executive compensation packages not only of competitive salary and short term incentive elements, but also of incentives which emphasize the long-term enhancement of Common Stock value. Information regarding stock options granted in 2000 appears under "Executive Compensation - Options/SAR Grants in Last Fiscal Year".

     Section 162(m). Section 162(m) of the Code denies a deduction with respect to the aggregate compensation of a company's chief executive officer and its four other highest compensated officers with respect to compensation which exceeds $1,000,000 in the aggregate for any taxable year for any one of such employees. Compensation resulting from the grant, exercise or disposition of awards is potentially subject to the Code Section 162(m) limitation, while certain qualified "performance-based compensation" is excepted from the Section 162(m) limitation if it is disclosed to shareholders and approved by a majority of the shareholders in a separate shareholder vote prior to payment of such compensation. Although it is the basic policy of the Compensation Committee to attempt to preserve the deductibility of compensation provided by the Company, its ability to do so depends on the timing of the need to provide compensation awards and other factors beyond the control of the Compensation Committee. The option granted to Mr. Anderson under the Anderson Employment Agreement in 1998 does not satisfy the requirements of Section 162(m) because it was impracticable to obtain prior shareholder approval thereof as it was granted to induce Mr. Anderson to join the Company. The Compensation Committee will continue to consider available alternatives, if any, to preserve the deductibility of compensation and benefits to the extent reasonably practicable under the circumstances.

                                 John H. Williams, Chairman
                                 Sam Rosen
                                 Harden H. Wiedemann

Report of the Audit Committee

     The Securities and Exchange Commission rules now require the company to include in its proxy statement a report from the Audit Committee. The following report concerns the Audit Committee's activities regarding oversight of the company's financial reporting and auditing process:

     The Audit Committee is comprised solely of independent directors, as defined in Section 303.01 of the New York Stock Exchange Listed Company manual, and it operates under a written charter adopted by the Board on February 24, 2000 (the "Audit Committee Charter"), a copy of which was attached to the proxy statement regarding the Company's Annual Meeting of Shareholders held on September 7, 2000. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

     As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. KPMG LLP ("KPMG"), the Company's independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and KPMG, nor can the Committee certify that KPMG is "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and KPMG on the basis of the information it receives, discussions with management and KPMG and the experience of the Audit Committee's members in business, financial and accounting matters.

     Among other matters, the Audit Committee monitors the activities and performance of the Company's internal auditors and KPMG, including the audit scope, external audit fees, auditor independence matters and the extent to which KPMG may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace KPMG. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. Management and KPMG presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact on the Company or are the subject of discussions between management and KPMG. In addition, the Audit Committee generally overseas the Company's internal compliance programs.

     Pursuant to the Audit Committee Charter, the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for its fiscal year ended December 31, 2000 that were prepared in accordance with accounting principles generally accepted in the United States of America with management and KPMG. The Audit Committee has discussed with management and KPMG any significant changes to the Company's accounting principles, the quality of accounting principles and estimates used in the preparation of the Company's financial statements, and any items required to be communicated by KPMG in accordance with Statement of Auditing Standards ("SAS") No. 61. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the independent auditor represented that its presentations included the matters required by SAS No. 61.

     The Audit Committee has reviewed and confirmed the independence of KPMG as independent auditors by requiring that KPMG submit to the Audit Committee a formal written statement delineating all relationships between KPMG and the Company, and has engaged in a dialogue with KPMG with respect to any disclosed relationships or services that may impact KPMG's objectivity and independence. Based in part on the foregoing, following the Audit Committee's discussions with management and KPMG, the Audit Committee recommended to the Board that the financial statements as of and for the years ended December 31, 2000 audited by KPMG be included in the Company's Annual Report on SEC Form 10-K.

                                 Joel C. Puckett, Chairman
                                 Harden H. Wiedemann
                                 John H. Williams

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding reports and the Performance Graph below shall not be incorporated by reference into any such filings.

Share Investment Performance

     The following graph shows changes over the five-year period ended December 31, 2000 in the value of $100 invested in: (1) the Common Stock; (2) the Standard & Poor's Property-Casualty Insurance Index; and (3) the Standard & Poor's 500 Index. The year-end value of each one of the hypothetical investments is based on share price appreciation plus stock dividends plus cash dividends, with the cash dividends reinvested on the date they were paid. The calculations exclude trading commission and taxes. Total shareholder returns for each investment, whether measured in dollars or percent, can be calculated from the year-end investment values shown beneath the graph.

                       Five-Year Cumulative Total Return
                        Value of $100 Invested 12/31/95
                       For Fiscal Years Ended December 31



                                    [GRAPH]


                         Fiscal Year Ended December 31


  GAINSCO, INC.                    S&P P&C INDEX                S&P 500 INDEX


               -----------------------------------------------------------------
                   GAINSCO, INC.         S&P P&C INDEX          S&P 500 INDEX
--------------------------------------------------------------------------------
     1995             $100                   $100                   $100
--------------------------------------------------------------------------------
     1996             $ 85                   $122                   $123
--------------------------------------------------------------------------------
     1997             $ 76                   $173                   $163
--------------------------------------------------------------------------------
     1998             $ 55                   $158                   $210
--------------------------------------------------------------------------------
     1999             $ 49                   $115                   $253
--------------------------------------------------------------------------------
     2000             $ 25                   $181                   $230
--------------------------------------------------------------------------------

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
                               (Proposal No. 2)

     Action is to be taken by the shareholders at the Meeting with respect to the approval of the selection, by the Board upon the recommendation of its Audit Committee, of KPMG to be the independent auditors of the Company for the current fiscal year. KPMG, or its predecessor, has served as the Company's independent auditors since 1984. The Company has been advised that KPMG has no relationship with the Company or its subsidiaries other than that arising from the firm's employment as auditors. Neither the Company, nor any officer, director, or associate of the Company, has any interest in KPMG.

     Representatives of KPMG attend most meetings of the Audit Committee of the Board. The Audit Committee reviews audit and non-audit services performed by KPMG as well as the fees charged by KPMG LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence. See "Election of Directors - Organization of the Board; Meetings
- Audit Committee."

     A representative of KPMG will be present at the Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fees Paid to KPMG LLP

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG for fiscal year 2000.

     Audit Fees (1)                                                   $179,925
     Financial Information Systems Design and Implementation Fees     $      0
     All Other Fees (2)                                               $ 55,978
                                                                      --------
     Total                                                            $235,903

-------------------

(1) Audit services of KPMG for 2000 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements.

(2) "All Other Fees" includes fees for audit related services, including, among other items, statutory and benefit plan audits, and tax services.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF SUCH APPOINTMENT.


                      ACTION TO BE TAKEN UNDER THE PROXY

     The accompanying proxy will be voted "FOR" the election of the eight persons recommended by the Board and named under "Election of Directors" as nominees for director of the Company and "FOR" approval of the appointment of KPMG as the Company's independent auditors unless the proxy is marked in such a manner as to withhold authority to so vote. The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof. The Board knows of no matters, other than the election of directors and the approval of the appointment of KPMG, that are to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.


                   DATE OF RECEIPT OF SHAREHOLDER PROPOSALS

     Rule 14a-8 under the Securities Exchange Act of 1934 addresses when a company must include a shareholder proposal in its proxy statement for the purpose of an annual or special meeting. Pursuant to the rule, in order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2002 annual meeting of shareholders of the Company, a proposal must be received at the principal executive offices of the Company on the date in the year 2002 that corresponds to the date that is not less than 120 calendar days before the date that this Proxy Statement was released to shareholders in connection with the 2001 annual meeting. However, if the date of the 2002 annual meeting of shareholders changes by more than 30 days from the date of the 2001 meeting, the deadline is a reasonable time before the Company begins to print and mail its proxy materials.

     If a proposal is submitted other than by the process provided by Rule 14a-8, the shareholder proposal must meet the requirements of Section 2.12 of the Bylaws of the Company. Section 2.12 of the Bylaws provides that to be timely, a proposal must be delivered to or mailed and received at the Company's principal executive offices not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, that if less than sixty-five (65) days
                           --------
notice or prior public disclosure of the date of the meeting is given or made to shareholders, a shareholder's notice to the Company must be received not later than the close of business on the fifteenth (15th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made.

                                ANNUAL REPORTS

Form 10-K

     The Company will furnish to each person whose proxy is being solicited, upon written request of any such person, and without charge, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2000, and all amendments thereto, as filed with the SEC, including the financial statements and schedules thereto. Such report was filed with the SEC on April 2, 2001. Requests for copies of such report should be directed to Investor Relations, 500 Commerce Street, Fort Worth, Texas 76102, (817)336-2500. This Form 10-K Report, as well as the Company's other filings with the SEC, may be read and copied at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements, and other information can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Annual Report to Shareholders

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 2000 is being mailed to shareholders of record at the Record Date concurrently with the mailing of this Proxy

Statement. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILING. YOU MAY ALSO VOTE YOUR SHARES BY USING THE INTERNET OR TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED ON THE ENCLOSED FORM OF PROXY.

                                               PROXY BY MAIL
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN,                                Please mark
AND IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE                                   your votes   [X]
VOTED FOR PROPOSALS 1 AND 2.                                                                                    like this

                                   FOR    WITHHELD                                                          FOR   AGAINST    ABSTAIN
1.  Election of Eight Directors    [ ]      [ ]                 2.  Appointment of independent auditors.    [ ]     [ ]        [ ]

(INSTRUCTION:  To withhold authority to vote for any individual nominee strike a line through the nominee's name below)

1 Glenn W. Anderson, 02 J. Randall Chappel, 03 John C. Goff, 04 Joel C. Puckett, 05 Sam Rosen,                      Change  [ ]
06 Robert W. Stallings, 7 Harden H. Wiedemann, and 08 John H. Williams.                                               of
                                                                                                                    Address

-----------------------------------------------------------------------
IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW
-----------------------------------------------------------------------

-------------------------------------------------------------------------------     ------------------------------------------------

                                                                                                    COMPANY NUMBER:


                                                                                                     PROXY NUMBER:


                                                                                                    ACCOUNT NUMBER:

-------------------------------------------------------------------------------     ------------------------------------------------

Signature ______________________________________________ Signature ______________________________________________ Date _____________
NOTE:  Please sign exactly as name appears hereon.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                        --FOLD AND DETACH HERE AND READ THE REVERSE SIDE--

                           -----------------------------------------------------------------------------
                                                   VOTE BY TELEPHONE OR INTERNET
                                                   QUICK *** EASY *** IMMEDIATE
                           -----------------------------------------------------------------------------


                                                           GAINSCO, INC.

 .  You can now vote your shares electronically through the Internet or the telephone.
 .  This eliminates the need to return the proxy card.
 .  Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.


TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com


Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

                                           PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
                                           --------------------------------------------
                                                          ELECTRONICALLY
                                                          --------------

                                 GAINSCO, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2001

The undersigned hereby appoints Joel C. Puckett, Glenn W. Anderson and Daniel J. Coots, and each of them, proxies with full power of substitution and with discretionary authority, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of GAINSCO, INC. to be held on May 24, 2001, at 9:00 a.m. in the Presidents Room at the City Club, 4th Floor, 301 Commerce Street, Fort Worth, Texas 76102, or at any adjournment thereof, hereby revoking any proxy heretofore given. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

                       (USE ONLY FOR CHANGE OF ADDRESS)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

The undersigned hereby acknowledges receipt of the Notice of the aforesaid Annual Meeting.

                 (Continued and to be signed on reverse side)

                           --FOLD AND DETACH HERE--